Exhibit 99.1

(8) Mr. Kreider is signing in his capacity as attorney-in-fact for William J. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the sole shareholder of KKR 8 NA Limited, the sole general partner of KKR Associates 8 NA L.P.

(9) Mr. Kreider is signing in his capacity as attorney-in-fact for William J. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the sole shareholder of KKR 8 NA Limited.

(10) Mr. Kreider is signing in his capacity as attorney-in-fact for William J. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P.

(11) Mr. Kreider is signing in his capacity as attorney-in-fact for William J. Janetschek, a director of KKR Fund Holdings GP Limited.

(12) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Group Limited, the general partner of KKR Group Holdings L.P.

(13) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Group Limited.

(14) Mr. Kreider is signing in his capacity as attorney-in-fact for Henry R. Kravis, a designated member of KKR Management LLC, the general partner of KKR & Co. L.P.

(15) Mr. Kreider is signing in his capacity as attorney-in-fact for George R. Roberts, a designated member of KKR Management LLC, the general partner of KKR & Co. L.P.

(16) Mr. Kreider is signing in his capacity as attorney-in-fact for Henry R. Kravis.

(17) Mr. Kreider is signing in his capacity as attorney-in-fact for George R. Roberts.